UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       July 7, 2010

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

       Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                               (IRS Employer
           of Incorporation)                            File Number)                            Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2010, Inspire Pharmaceuticals, Inc. (the "Company") entered into an Executive Employment Agreement (an "Employment Agreement") with each of R. Kim Brazzell, Joseph K. Schachle, Joseph M. Spagnardi and Thomas R. Staab, II (each, an "Executive"). Each Employment Agreement provides for an initial term continuing from July 7, 2010 to December 31, 2015, which shall thereafter be automatically extended for additional one-year periods unless the Company or the applicable Executive provides three months notice not to extend the term. Each Employment Agreement may be earlier terminated in accordance with the change of control provisions or other termination provisions set forth therein.

R. Kim Brazzell, Executive Vice President, Medical and Scientific Affairs, will receive a base salary of $330,720 under his Employment Agreement. Joseph K. Schachle, Executive Vice President, Pulmonary Business, will receive a base salary of $324,480 under his Employment Agreement. Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary, will receive a base salary of $308,274 under his Employment Agreement. Thomas R. Staab, II, Executive Vice President, Chief Financial Officer and Treasurer, will receive a base salary of $360,000 under his Employment Agreement.

The base salary shall be reviewed at least annually, and may be adjusted, by the Compensation Committee of the Board of Directors of the Company, or by the full Board of Directors, commencing in January 2011. Each Executive is eligible to receive an annual cash incentive award in accordance with the Company's previously adopted Executive Officer Annual Cash Bonus Plan (or other applicable bonus plan in effect).

Each Executive is eligible to receive equity compensation awards in accordance with the Company's previously adopted Amended and Restated Equity Compensation Grant Policy (or other applicable policy in effect).

Under each Employment Agreement, either party may terminate an Executive's employment. In the event that an Executive's employment is terminated by the Company for cause or by an Executive without good reason, the Employment Agreement shall expire as of the termination date and the Executive shall only be entitled to accrued obligations, such as unpaid salary, vacation and expenses.

In the event that an Executive is terminated without cause or if an Executive resigns for good reason, such Executive shall be entitled to the following: (a) cash in an amount equal to the sum of (i) one year's salary as in effect immediately prior to the termination date, and (ii) their pro-rata annual cash bonus; (b) the extension of the post-termination exercise period for all vested options to the earlier of (i) the first anniversary of the termination date, and (ii) the date of expiration of the respective option; (c) continued health benefits under the Consolidated Budget Reconciliation Act of 1984, as amended, subsidized at active employee rates for a period of one year from the first day of the month following the Executive's termination date; (d) outplacement services for a period of twelve (12) months; and (e) accrued obligations.

In the event that an Executive's employment shall terminate in the event of death or disability, the Executive or his estate or beneficiaries shall be entitled to the following: (a) cash in an amount equal to their pro-rata annual cash bonus, and (b) accrued obligations.

Each Executive shall also be entitled to participate in the Company's previously adopted Executive Change in Control Severance Benefit Plan (as such plan may be amended).

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description of Exhibit

10.1 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and R. Kim Brazzell, dated as of July 7, 2010.

10.2 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and Joseph K. Schachle, dated as of July 7, 2010.

10.3 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and Joseph M. Spagnardi, dated as of July 7, 2010.

10.4 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and Thomas R. Staab, II, dated as of July 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Joseph M. Spagnardi
                                                                               Joseph M. Spagnardi,
                                                                               Senior Vice President, General Counsel
                                                                               and Secretary

Dated: July 12, 2010

Exhibit Index

Exhibit No. Description of Exhibit

10.1 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and R. Kim Brazzell, dated as of July 7, 2010.

10.2 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and Joseph K. Schachle, dated as of July 7, 2010.

10.3 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and Joseph M. Spagnardi, dated as of July 7, 2010.

10.4 Executive Employment Agreement, between Inspire Pharmaceuticals, Inc. and Thomas R. Staab, II, dated as of July 7, 2010.